                                                                         3/11/02










                           COMPANHIA VALE DO RIO DOCE



                            (a Brazilian corporation)



                       _______ American Depositary Shares
                                  representing
                                __ Common Shares



                               PURCHASE AGREEMENT
















Dated: ___________, 2002

                                TABLE OF CONTENTS

GLOBAL PURCHASE AGREEMENT................................................    2

SECTION 1.   Representations and Warranties..............................    4

   (a)            Representations and Warranties by the Company..........    4

      (i)         Compliance with Registration Requirements..............    4

      (ii)        Independent Accountants................................    5

      (iii)       Financial Statements...................................    5

      (iv)        No Material Adverse Change in Business.................    5

      (v)         Due Organization of the Company........................    6

      (vi)        Due Organization of the Subsidiaries...................    6

      (vii)       Capitalization.........................................    6

      (viii)      Authorization of Agreement.............................    7

      (ix)        Authorization of Deposit Agreement.....................    7

      (x)         Proper Legal Form......................................    7

      (xi)        Validity of ADRs.......................................    7

      (xii)       No Limitation on Vote, Transfer and Payment of
                  Dividends..............................................    8

      (xiii)      Description of Securities..............................    8

      (xiv)       Absence of Defaults and Conflicts......................    8

      (xv)        Absence of Labor Dispute...............................    9

      (xvi)       Absence of Proceedings.................................    9

      (xvii)      Accuracy of Exhibits...................................    9

      (xviii)     No Relationship........................................   10

      (xix)       Possession of Intellectual Property....................   10

      (xx)        Absence of Further Requirements........................   10

      (xxi)       Possession of Licenses and Permits.....................   11

      (xxii)      Title to Property......................................   11

      (xxiii)     Waiver of Immunities...................................   11

      (xxiv)      Consent to Jurisdiction; Appointment of Agent for
                  Service of Process.....................................   12

      (xxv)       No Transaction Tax, Stamp Duty or Similar Tax or Duty..   12

      (xxvi)      Enforceability of New York Judgment....................   12

      (xxvii)     Investment Company Act.................................   13

      (xxviii)    Environmental Laws.....................................   13

      (xxix)      Absence of Manipulation................................   13

      (xxx)       PFIC Status............................................   14

      (xxxi)      Registration Rights....................................   14

      (xxxii)     Exchange Controls......................................   14

   (b)            Officer's Certificates.................................   14

   (c)            Representations and Warranties by the Selling
                  Shareholders...........................................   14

      (i)         Accurate Disclosure....................................   14

      (ii)        Authorization of Agreements............................   15

      (iii)       Good and Marketable Title..............................   15

      (iv)        Absence of Manipulation................................   16

      (v)         Absence of Further Requirements........................   16

      (vi)        Certificates Suitable for Transfer.....................   16

      (vii)       No Association with NASD...............................   16

      (viii)      Consent to Jurisdiction; Appointment of Agent for
                  Service of Process.....................................   17

      (ix)        No Transaction Tax, Stamp Duty or Similar Tax or Duty..   17

      (x)         Enforceability of New York Judgment....................   17

      (xi)        Good Standing..........................................   18

      (xii)       Absence of Proceedings.................................   18

   (d)            Officer's Certificates.................................   18

SECTION 2.   Sale and Delivery to Underwriters; Closing..................   18

   (a)            Initial Securities.....................................   18

   (b)            Option Securities......................................   19

   (c)            Payment................................................   19

   (d)            Denominations; Registration; Delivery of ADRs..........   20

SECTION 3.   Covenants...................................................   20

   (a)            Covenants of the Company...............................   20

      (i)         Compliance with Securities Regulations and Commission
                  Requests...............................................   20

      (ii)        Filing of Amendments...................................   21

      (iii)       Delivery of Registration Statements....................   21

      (iv)        Delivery of Prospectus.................................   21

      (v)         Continued Compliance with Securities Laws..............   22

      (vi)        Blue Sky Qualifications................................   22

      (vii)       Rule 158...............................................   23

      (viii)      Listing................................................   23

      (ix)        Restriction on Sale of Securities......................   23

      (x)         Other Documents........................................   23

      (xi)        Delivery Requirements..................................   24

      (xii)       Reporting Requirements.................................   24

      (xiii)      Taxes and Fees.........................................   24

      (xiv)       Submission of Documents................................   24

      (xv)        [PFIC Classification...................................   24

   (b)            Covenants of the Selling Shareholders..................   25

      (i)         Deposit of Common Shares...............................   25

      (ii)        Indemnification for Stamp Taxes........................   25

      (iii)       Restriction on Sale of Securities......................   25

SECTION 4.   Payment of Expenses.........................................   26

SECTION 5.   Conditions of Underwriters' Obligations.....................   26

   (a)            Effectiveness of Registration Statement................   26

   (b)            Opinion of Brazilian Counsel for Company...............   27

   (c)            Opinion of Special U.S. Counsel for Company............   27

   (d)            Opinion of Brazilian Counsel for Selling Shareholders..   27

   (e)            Opinion of Special U.S. Counsel for Selling
                  Shareholders...........................................   27

   (f)            Opinion of Counsel for Depositary......................   28

   (g)            Opinion of Brazilian Counsel for Underwriters..........   28

   (h)            Opinion of U.S. Counsel for Underwriters...............   28

   (i)            Officers' Certificate..................................   28

   (j)            Certificate of Selling Shareholders....................   29

   (k)            Accountant's Comfort Letter............................   29

   (l)            Bring-down Comfort Letter..............................   29

   (m)            Deposit Agreement......................................   29

   (n)            Certificate of Depositary..............................   30

   (o)            Depositary Information.................................   30

   (p)            DTC Approval...........................................   30

   (q)            Company Documents......................................   30

   (r)            Selling Shareholder Documents. ........................   30

   (s)            Approval of Listing....................................   30

   (t)            No Objection...........................................   31

   (u)            Lock-up Agreement......................................   31

   (v)            Purchase of the Brazilian Securities...................   31

   (w)            Conditions to Purchase of Option Securities............   31

   (x)            Additional Documents...................................   33

   (y)            Termination of Agreement...............................   33

SECTION 6.   Indemnification.............................................   33

   (a)            Company Indemnification of Underwriters................   33

   (b)            Selling Shareholders Indemnification of Underwriters...   34

   (c)            Indemnification of Company, Directors, Officers and
                  Selling Shareholders...................................   35

   (d)            Actions Against Parties; Notification..................   36

   (e)            Settlement Without Consent if Failure to Reimburse.....   36

   (f)            Other Agreements with Respect to Indemnification.......   37

SECTION 7.   Contribution................................................   37

SECTION 8.   Representations, Warranties and Agreements to Survive
             Delivery....................................................   38

SECTION 9.   Termination of Agreement....................................   38

   (a)            Termination; General...................................   38

   (b)            Liabilities............................................   39

SECTION 10.   Default by One or More of the Underwriters.................   39

SECTION 11.   Default by the Selling Shareholders........................   40

SECTION 12.   Notices....................................................   40

SECTION 13.   Parties....................................................   41

SECTION 14.   Waiver of Immunities.......................................   41

   (a)            The Company............................................   41

   (b)            BNDES..................................................   41

SECTION 15.   Arbitration; Company and BNDES.............................   42

SECTION 16.   Consent to Jurisdiction; Appointment of Agent for Service
              of Process.................................................   42

   (h)            Appointment of Agent for Service of Process............   44

   (i)            Survival of Agreement..................................   45

SECTION 17.   Judgment Currency. ........................................   45

SECTION 18.   GOVERNING LAW AND TIME.....................................   46

SECTION 19.   Effect of Headings.........................................   46


Schedule A.       List of Underwriters and Respective Number of Initial
                  Securities

Schedule B.       List of Underwriters and Respective Number of Option
                  Securities

Schedule C.       Pricing Information

Schedule D.       List of Subsidiaries

Schedule E.       List of Persons and Entities Subject to Lock-up


EXHIBIT A.        Form of Opinion of Company's Brazilian Counsel to Be Delivered
                  Pursuant to Section 5(b)

EXHIBIT B.        Form of Opinion of Company's Special U.S. Counsel to Be
                  Delivered Pursuant to Section 5(c)

EXHIBIT C.        Form of Opinion of Selling Shareholders' Brazilian Counsel to
                  Be Delivered Pursuant to Section 5(d)

EXHIBIT D.        Form of Opinion of Selling Shareholders' Special U.S. Counsel
                  to Be Delivered Pursuant to Section 5(e)

EXHIBIT E.        Form of Opinion of Depositary's Counsel to Be Delivered
                  Pursuant to Section 5(f)

EXHIBIT F.        Form of Lock-Up from Directors, Officers or Other Shareholders
                  Pursuant to Section 5(u)

ANNEX A.          Form of Accountant's Comfort Letter Pursuant to Section 5(k)

                           COMPANHIA VALE DO RIO DOCE

                            (a Brazilian corporation)

                          - American Depositary Shares

                                  representing

                                - Common Share(s)

                            (No Par Value Per Share)

                               PURCHASE AGREEMENT

                                                                         -, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
ABN AMRO ROTHSCHILD LLC,
  as Representatives of the several Underwriters

4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

                  Companhia Vale do Rio Doce, a Brazilian corporation (the "Company"), the Federative Republic of Brazil ("Brazil"), acting through Banco Nacional de Desenvolvimento Economico e Social ("BNDES"), a state enterprise wholly owned by Brazil, acting in its capacity as administrator (gestor) ("Gestor") of the Brazilian Privatization Program (Programa Nacional de Desestatizacao) pursuant to Brazilian Privatization Law No. [9,491 dated September 9, 1997] (the "Brazilian Privatization Law") and Decreto No. 1510 of June 1, 1995, Resolucao CND 2/97 of March 5, 1997, Resolucao CND 19/96 of October 10, 1996 and Resolucao CND 2/2002 of January 23, 2002, and BNDES, acting in its own capacity (together with Brazil, the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), ABN AMRO Rothschild LLC ("Rothschild") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Rothschild are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Selling Shareholders and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares, no par value, of the Company (the "Common Shares"), represented by the respective numbers of American Depositary Shares ("ADSs") set forth in said Schedule A hereto and (ii) the grant by each of Brazil and BNDES, on a pro rata basis to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of - additional Common Shares, in the form of ADSs, to cover over-allotments, if any. The aforesaid - Common Shares, in the form of ADSs (the "Initial Securities") to be purchased by the Underwriters and all or any part of the - additional Common Shares, in the form of ADSs, subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Global Securities."

                  The Common Shares to be represented by ADSs are to be deposited by the Selling Shareholders pursuant to a deposit agreement dated as of the Closing Date (the "Deposit Agreement"), among the Company, JPMorgan Chase Bank of New York, as depositary (the "Depositary"), and the holders from time to time of the American Depositary Receipts (the "ADRs") to be issued under the Deposit Agreement and evidencing the ADSs. Following deposit, the Depositary will issue ADRs evidencing ADSs corresponding to the Common Shares so deposited.

                  It is understood that the Company and BNDES, acting on behalf of Brazil, and BNDES, acting on its own behalf, are concurrently entering into an agreement, dated the date hereof (the "Brazilian Purchase Agreement"), with BB Banco de Investimento S.A. ("Banco do Brasil") and the other managers named therein (the "Brazilian Managers") providing for the concurrent offering and sale of - Common Shares (the "Brazilian Securities"). It is understood that the Selling Shareholders are not obligated to sell, and the Underwriters are not obligated to purchase, any Initial Securities unless all of the Brazilian Securities are contemporaneously purchased by the Brazilian Managers.

                  The Global Securities and the Brazilian Securities are hereinafter collectively called the "Securities." Unless the context otherwise requires, references to the "Securities" herein shall constitute references to the ADSs and the Common Shares represented thereby. Each ADS represents one Common Share. All references to "U.S. dollars" or "$" herein are to United States dollars.

                  The Underwriters and the Brazilian Managers will concurrently enter into an Intersyndicate Agreement of even date herewith (the
"Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters and the Brazilian Managers under the direction of Merrill Lynch and Rothschild (in such capacity, the "Global Coordinators") and Banco do Brasil (in such capacity, the "Brazilian Coordinator").

                  The Company and each of the Selling Shareholders understand that the Underwriters propose to make a public offering of the Global Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered, by means of (A) a public offering in the United States and (B) an offering to certain investors outside the United States in reliance upon Regulation S under the 1933 Act (as defined below) (the

"Offering"). All sales in the United States by the Underwriters will be made through their U.S. broker-dealer affiliates, which persons shall be registered as broker-dealers under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 (No. 333-82136) covering the registration of 78,787,838 Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or Prospectus. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." A form of prospectus is to be used in connection with the offering and sale of the Global Securities (the "Form of Prospectus"). The Form of Prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement, unless the context otherwise requires. The final Form of Prospectus, in the form first furnished to the Underwriters to confirm sales of the Global Securities, is herein called the "Prospectus" (which term shall also include the ADR Prospectus (as defined below) unless the context otherwise requires). For purposes of this Agreement, all references to the Registration Statement, the preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  The Company has prepared two prospectuses in connection with the Offering:

                  (A) The Prospectus relating to the public offering in the United States, the United Kingdom and certain other jurisdictions outside Brazil and Canada.

                  (B) A Canadian prospectus (the "Canadian Prospectus") which consists of the Prospectus wrapped by an additional disclosure document relating to an offering to institutional investors in Canada.

                  The Company has also filed with the Commission a registration statement on Form F-6 (No. 333-82136) and a related prospectus, which may be in the form of the ADR certificate, for the registration under the 1933 Act of the ADSs evidenced by ADRs, has filed such amendments thereto and such amended preliminary Prospectus as may have been required to the date hereof, and will file such additional amendments thereto and such amended Prospectus as may hereafter be required. The registration statement on Form F-6 for the registration of the ADSs evidenced by ADRs, as amended at the time it becomes effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended, are hereinafter called the "ADR Registration Statement" and the "ADR Prospectus," respectively.

                  SECTION 1. Representations and Warranties.

                  (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form F-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and the ADR Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or the ADR Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Global Coordinators expressly for use in the Registration Statement or the Prospectus or to the Selling Shareholder Information (as defined herein).

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

                  At the time the ADR Registration Statement became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the ADR Registration Statement complied or will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain, as the case may be, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The ADR Prospectus, at the time the ADR Prospectus or any amendment or supplement thereto was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules, if any, included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements have been prepared in conformity with accounting principles generally accepted in the United States. The supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its majority-owned subsidiaries and controlled joint ventures (such subsidiaries and joint ventures, collectively, the "Subsidiaries") considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its

         Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Due Organization of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of Brazil and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Brazilian Purchase Agreement and the Deposit Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) Due Organization of the Subsidiaries. Each of the Subsidiaries has been duly organized and is validly existing as a corporation under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and each Subsidiary is duly qualified as a foreign corporation to transact business in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" in all material respects (except pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock, including the Common Shares to be purchased by the Underwriters and the Brazilian Managers from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock, including the Common Shares to be purchased by the Underwriters and the Brazilian Managers, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (viii) Authorization of Agreement. This Agreement and the Brazilian Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (ix) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally, to Brazilian public policy and to general equity principles, and, with respect to enforceability in Brazil, subject to proper notarization and legalization of the Deposit Agreement with the Brazilian Consulate in New York, New York, registration with the appropriate Registry of Titles and Deeds in Brazil and translation into Portuguese by a sworn translator.

                  (x) Proper Legal Form. This Agreement is, and the Brazilian Purchase Agreement and the Deposit Agreement, upon the due execution and delivery thereof, will be, in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Company; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the aforesaid agreements in Brazil that any of them be filed or recorded or enrolled with any court or authority in Brazil or that any stamp, registration or similar tax be paid in Brazil; except that, in order to enforce any of the agreements referred to in this paragraph against the Company in Brazil, such agreements (except for the Brazilian Purchase Agreement, if signed in Brazil) must first be (i) notarized by a local notary and the signature of such notary authenticated by the Brazilian consulate having jurisdiction over the place of execution; (ii) translated into Portuguese by a sworn translator (and all Brazilian court proceedings would be based on such translation); and (iii) registered with the Cartorio de Titulos e Documentos in the place of the head offices of the Company, and the party seeking enforcement will be required to pay applicable court costs.

                  (xi) Validity of ADRs. Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Common Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued and persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement.

                  (xii) No Limitation on Vote, Transfer and Payment of Dividends. Except as set forth in the Deposit Agreement or the Prospectus, there are no limitations under Brazilian law on the rights of holders of Common Shares, ADSs or ADRs evidencing ADSs to hold or vote or transfer their respective securities, and no approvals are currently required in Brazil (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends declared by the Company to the holders of Common Shares, the ADSs or the ADRs, including the Depositary. Except as set forth in the Prospectus, all dividends and other distributions declared and payable on the Common Shares may under current Brazilian laws and regulations be paid to the Depositary in Brazilian reais that may be converted into foreign currency that may be freely transferred out of Brazil; and all such dividends and other distributions are otherwise free and clear of any other tax, duty, withholding or deduction in Brazil without the necessity of obtaining any governmental authorization in Brazil, other than as described in the Prospectus under the headings "Dividend Policy," "Description of Capital Stock - Mandatory Dividend" or "Taxation - Brazilian Tax Considerations."

                  (xiii) Description of Securities. The Common Shares, the ADRs and the ADSs conform to the descriptions thereof contained in the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same and no holder of the Securities will be subject to personal liability by reason of being such a holder.

                  (xiv) Absence of Defaults and Conflicts. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or other organizational document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, "Agreements and Instruments") except for such violations or defaults that singly or in the aggregate would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Brazilian Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the Brazilian Purchase Agreement and in the Registration Statement and compliance by the Company with its obligations under this Agreement and the Brazilian Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational document of the Company or any of its Subsidiaries or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations (except for such violations as would not have a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

                  (xv) Absence of Labor Dispute. Except as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its subsidiaries, principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, that is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed or, except as disclosed in the Prospectus, that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the Brazilian Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

                  (xviii) No Relationship. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers or stockholders of the Company or any of its Subsidiaries on the other hand, that is required by the 1933 Act to be described in the Registration Statement and the Prospectus that is not so described.

                  (xix) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and none of the Company or any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xx)     Absence of Further Requirements. Except for approvals
         (A) from the Banco Central do Brasil (the "Central Bank") and the Comissao de Valores Mobiliarios (the "CVM") relating to the Deposit Agreement and the Custody Agreement under

         Annex V to Resolution No. 1,289 of March 20, 1987, as amended, of the Conselho Monetario Nacional ("CMN"), (B) from the CVM relating to the offering of the Brazilian Securities and the Common Shares underlying the ADSs as provided for in this Agreement, the Brazilian Purchase Agreement and the Deposit Agreement (together, the "Transaction Documents"), (C) from the Central Bank relating to the payment of the fees and commissions contemplated by this Agreement and the Deposit Agreement, (D) from the Commission as may be required under the 1933 Act or the 1933 Act Regulations, and (E) as may be required under the blue sky laws of any jurisdiction in the United States in connection with the purchase and distribution of the ADSs by the Underwriters, all of which have been duly obtained or will be duly obtained prior to the Closing Time, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the ADSs under this Agreement or the offering or sale of the Brazilian Securities under the Brazilian Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the Brazilian Purchase Agreement.

                  (xxi) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to be in possession or to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company or its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xxii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) where the failure to have good title would not result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect except where the failure to be in full force and effect would not result in a Material Adverse Effect, and none of the Company or its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, other than claims which are being contested by the Company or its subsidiaries in good faith and which would not result in a Material Adverse Effect.

                  (xxiii) Waiver of Immunities. The Company and its obligations under this Agreement, the Brazilian Purchase Agreement and the Deposit Agreement are subject to civil and commercial law and to suit and none of the Company or its Subsidiaries or their properties, assets or revenues has any right of immunity under Brazilian or New York law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Brazilian, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Brazilian Purchase Agreement or the Deposit Agreement; and, to the extent that the Company or any of its Subsidiaries or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company has waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 14 of this Agreement.

                  (xxiv) Consent to Jurisdiction; Appointment of Agent for Service of Process. The Company has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted to the personal jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York, County of New York, as provided in Section 15.

                  (xxv) No Transaction Tax, Stamp Duty or Similar Tax or Duty. Except as disclosed in the Prospectus, no transaction tax, stamp duty or similar tax or duty or withholding or other taxes are payable by or on behalf of the Underwriters or the Brazilian Managers in connection with the sale and delivery of the Securities as contemplated by this Agreement, the Brazilian Purchase Agreement or in connection with the execution, delivery or enforcement of this Agreement, the Brazilian Purchase Agreement or the Deposit Agreement or the deposit of common shares under the Deposit Agreement, other than withholding tax at a rate of 15% on fees and expenses payable to the Underwriters.

                  (xxvi) Enforceability of New York Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Brazil without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that such judgment (A) is for a sum certain, (B) fulfills all formalities required for its enforceability in the United States, (C) is issued by a competent court after proper service of process, (D) is not subject to appeal, (E) is authenticated by a Brazilian consular office in the United States and is accompanied by a sworn translation in Portuguese and (F) does not violate Brazilian national sovereignty, public policy or "good morals" (as set forth in Brazilian law). The Company is not aware of any reason why the enforcement in Brazil of such a judgment in respect of this Agreement would be contrary to public policy in Brazil or any political subdivision thereof.

                  (xxvii) Investment Company Act. The Company is not, and following the offering of the Securities as herein contemplated will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxviii) Environmental Laws. Except as described in the Registration Statement and except such violations as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company or its Subsidiaries is in violation of any Brazilian federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

                  (xxix) Absence of Manipulation. None of the Company, any of its Subsidiaries or any person acting on its or their behalf have taken or will take any action resulting in a violation of Regulation M ("Regulation M") under the Exchange Act, or designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, in each case in violation of applicable law.

                  (xxx) PFIC Status. The Company is not a "passive foreign investment company" ("PFIC") as defined in Section 1296 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") or a "foreign personal holding company" within the meaning of Section 552 of the Code, and the Company intends to continue to operate its business in a manner so that it will not become a PFIC with respect to any future fiscal year.

                  (xxxi) Registration Rights. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxxii) Exchange Controls. Except as otherwise disclosed in the Prospectus, or in sub-paragraph (xx)(A) above, no exchange control authorization or any other authorization, approval consent or license of any governmental authority or agency is required for the payment by the Company of any amounts in United States dollars pursuant to the terms of the Deposit Agreement or ADRs.

                  (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  (c) Representations and Warranties by the Selling Shareholders. Each of the Selling Shareholders represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and as of each Date of Delivery, if any, and agrees with each Underwriter, as follows:

                  (i) Accurate Disclosure. Each of the Selling Shareholders has reviewed and is familiar with the Registration Statement and the Prospectus, and the information contained in the Registration Statement and the Prospectus under the headings "Major and Selling Shareholders" and "Related Party Transactions" (insofar as such information pertains to the Selling Shareholders) (collectively, the "Selling Shareholder Information") does not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph shall not apply to statements or omissions in the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Selling Shareholders in writing by any

         Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus. The Selling Shareholders are not prompted to sell the Common Shares to be sold by the Selling Shareholders under this Agreement or the Brazilian Purchase Agreement by any information concerning the Company or any Subsidiary which is not set forth in the Prospectus.

                  (ii) Authorization of Agreements. Each of the Selling Shareholders has the full right, power and authority to enter into this Agreement and the Brazilian Purchase Agreement and to offer, sell, transfer and deliver the Common Shares to be sold by each of the Selling Shareholders under this Agreement and the Brazilian Purchase Agreement. The execution and delivery of this Agreement and the Brazilian Purchase Agreement, the sale and delivery of the Common Shares to be sold by each of the Selling Shareholders and the consummation of the transactions contemplated in this Agreement and the Brazilian Purchase Agreement and compliance by each of the Selling Shareholders with its obligations hereunder and thereunder have been duly authorized by each of the Selling Shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Common Shares to be sold by each of the Selling Shareholders pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which any of the Selling Shareholders is a party or by which any of the Selling Shareholders may be bound, or to which any of the Common Shares to be sold by each of the Selling Shareholders is subject and which conflicts or defaults would have a material adverse effect on the ability of the Selling Shareholders to perform its obligations hereunder or under the Brazilian Purchase Agreement with respect to the transactions contemplated herein or therein, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of any of the Selling Shareholders, if applicable, or any subsidiary, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Selling Shareholders or any of the Common Shares to be sold by each of the Selling Shareholders.

                  (iii) Good and Marketable Title. Upon delivery of the Common Shares to be sold by each of the Selling Shareholders under this Agreement and the Brazilian Purchase Agreement and payment of the purchase price therefor as contemplated herein, each of the Underwriters and the Brazilian Managers will receive good and marketable title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (iv) Absence of Manipulation. Neither of the Selling Shareholders nor any person acting on its behalf has taken or will take any action resulting in a violation of Regulation M, or designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, in each case in violation of applicable law.

                  (v) Absence of Further Requirements. Except for approvals (A) from the Central Bank and the CVM relating to the Deposit Agreement and the Custody Agreement under Annex V to Resolution No. 1,289 of March 20, 1987, as amended of the CMN, (B) from the CVM for the offering of the Brazilian Securities and the Common Shares underlying the ADSs as provided for in the Transaction Documents, (C) from the Central Bank for the payment of the fees and commissions contemplated by this Agreement and the Deposit Agreement, (D) from the Commission as may be required under the 1933 Act or the 1933 Act Regulations, and (E) as may be required under the blue sky laws of any jurisdiction in the United States in connection with the purchase and distribution of the ADSs by the Underwriters, all of which have been duly obtained or will be duly obtained prior to the Closing Time, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by each of the Selling Shareholders of its obligations hereunder, in connection with the offering, issuance or sale of the ADSs under this Agreement or the offering, issuance or sale of Common Shares under the Brazilian Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the Brazilian Purchase Agreement.

                  (vi) Certificates Suitable for Transfer. Certificates for all of the Common Shares to be sold by each of the Selling Shareholders pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with Banco Bradesco or its agent with irrevocable conditional instructions to deliver such Common Shares to the Depositary pursuant to this Agreement.

                  (vii) No Association with NASD. Neither the Selling Shareholders nor any of their affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

                  (viii) Consent to Jurisdiction; Appointment of Agent for Service of Process. BNDES, acting solely in its own capacity, has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted to the personal jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Brazilian Purchase Agreement in any federal or state court in the State of New York, County of New York, as provided in Section 14 of this Agreement.

                  (ix) No Transaction Tax, Stamp Duty or Similar Tax or Duty. No transaction tax, stamp duty or similar tax or duty or withholding or other taxes are payable by or on behalf of the Underwriters in connection with the sale and delivery of the Securities as contemplated by this Agreement or the Brazilian Purchase Agreement or in connection with the execution, delivery or enforcement of this Agreement or the Brazilian Purchase Agreement, other than withholding tax at a rate of 15% on fees and expenses payable to the Underwriters.

                  (x) Enforceability of New York Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against BNDES, acting in its own capacity, based upon this Agreement or the Brazilian Purchase Agreement would be declared enforceable against BNDES by the courts of Brazil without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty other than court fees, provided that the judgment
         (A) is for a payment of a sum certain; (B) fulfills all formalities required for its enforceability under the laws of the country where it was issued; (C) was issued by a competent court after service of process on BNDES, or after sufficient evidence of the absence of BNDES has been given, as required under applicable law; (D) is not subject to appeal; (E) was authenticated by a Brazilian Consulate in the country in which it was issued and is accompanied by a sworn translation into Portuguese; and (F) is not against Brazilian national sovereignty, public policy or morality.

                  (xi) Good Standing. BNDES has been duly organized and is validly existing as a stock corporation in good standing under the laws of Brazil and has corporate power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement, except where the failure so to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of BNDES and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

                  (xii) Absence of Proceedings. There is no action suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of each of the Selling Shareholders, threatened, against or affecting any of the Selling Shareholders or any subsidiary which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the Brazilian Purchase Agreement or the performance by any of the Selling Shareholders of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Selling Shareholders or any subsidiary is a party or of which any of their respective property or assets is the subject, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (d) Officer's Certificates. Any certificate signed by or on behalf of any of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the respective Selling Shareholder to the Underwriters as to the matters covered thereby.

                  SECTION 2. Sale and Delivery to Underwriters; Closing.

                  (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholders, at the price per ADS set forth in Schedule C, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

                  (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Shareholders on a pro rata basis hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional - ADSs, as set forth in Schedule B, at the price per ADS set forth in Schedule C, less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Global Coordinators to each of the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (each, a "Date of Delivery") shall be determined by the Global Coordinators, but shall not be later than seven full business days after the exercise of said option nor prior to two days after receipt of such notice of exercise and, in any event, shall not be prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities.

                  (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 or at such other place as shall be agreed upon by the Global Coordinators, the Company and the Selling Shareholders, at 10:00 a.m. (Eastern Time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinators, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called the "Closing Time").

                  In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinators, the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Global Coordinators to the Company and the Selling Shareholders.

                  Payment shall be made to [each of] the Selling Shareholders by wire transfer of immediately available funds to a bank account designated by [each of] the Selling Shareholders, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Global Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch and Rothschild, each acting individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve any such Underwriter from its obligations hereunder.

                  (d) Denominations; Registration; Delivery of ADRs. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 a.m. (Eastern Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                  The ADRs evidencing ADSs shall be delivered to the Representatives at the Closing Time or the Date of Delivery, as the case may be, for the respective accounts of the several Underwriters, with any transfer, stamp or similar taxes or any withholding or other taxes payable in connection with the initial delivery of the ADRs, ADSs or Common Shares to the Underwriters, the Depositary or the persons in whose names the U.S. Representatives have requested ADRs evidencing ADSs to be initially issued at the Closing Time or the Date of

Delivery, as the case may be, duly paid by the Selling Shareholders against payment of the purchase price thereof in accordance with this Section 2. Any transfer taxes or stamp duties or any withholding or other taxes payable on any transfer subsequent to the delivery of ADRs in accordance with this Section 2 shall not be the responsibility of the Selling Shareholders [or the Company].

                  SECTION 3. Covenants.

                  (a) Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Global Coordinators promptly, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement or the ADR Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or the ADR Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Global Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (E) of the receipt by the Company of any notification with respect to any suspension of the qualification of the ADSs for offer and sale in any jurisdiction or the instruction or threatening of any proceeding for such purpose. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (ii) Filing of Amendments. The Company will give the Global Coordinators notice of its intention to file any amendment to the Registration Statement (including any filing under Rule 462(b)) or the ADR Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinators with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinators or counsel for the Underwriters shall object.

                  (iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed photocopies of the Registration Statement and the ADR Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed photocopies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of each of the Registration Statement and the ADR Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

                  (iv) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of the preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

                  (v) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations, Brazilian law and the rules and regulations of the New York Stock Exchange, Inc. (the "New York Stock Exchange") so as to permit the completion of the distribution of the Global Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Global Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend the Registration Statement or the ADR Registration Statement or amend or supplement any Prospectus in order that such Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or the ADR Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or the requirements of any Brazilian authority, the Company will promptly prepare and file with the Commission, subject to
         Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the ADR Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (vi) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the ADSs and the Common Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinators may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Global Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (vii) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (viii) Listing. The Company will use its best efforts to effect the listing of the ADSs on the New York Stock Exchange and will file with the New York Stock Exchange all documents and notices required by such stock exchange.

                  (ix) Restriction on Sale of Securities. During a period of 120 days from the date hereof, the Company will not, without the prior written consent of the Global Coordinators, directly or indirectly (i) offer, pledge, sell, contract to sell any ADSs or Common Shares, (ii) sell any option or contract to purchase any ADSs or Common Shares,
         (iii) purchase any option or contract to sell any ADSs or Common Shares, (iv) grant any option, right or warrant for the sale of any ADSs or Common Shares, (v) lend or otherwise dispose of or transfer any ADSs or Common Shares, (vi) file any registration statement under the 1933 Act with respect to any of the foregoing, or (vii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any ADSs or Common Shares represented thereby, whether any such swap or transaction is to be settled by delivery of ADSs or Common Shares represented thereby, or such other securities, in cash or otherwise. The foregoing provisions (A) apply to (x) Common Shares and securities convertible into or exchangeable or exercisable for or repayable with Common Shares and (y) Common Shares and preferred shares owned now or acquired later by the person executing the agreement or for which person executing the agreement later acquires the power of disposition (B) shall not apply to (x) the Securities to be sold hereunder or under the Brazilian Purchase Agreement, (y) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (z) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan. The Global Coordinators may, in their sole discretion, release all or any portion of the ADSs or Common Shares subject to the foregoing restriction prior to the expiration of the 120-day term.

                  (x) Other Documents. The Company will furnish to the Depositary and to holders of ADRs, directly or through the Depositary, such reports, documents and other information described in the Prospectus under the caption "Where You Can Find More Information" in accordance with the procedures stated thereunder.

                  (xi) Delivery Requirements. For a period of five years from the Closing Time, the Company will furnish to the Representatives copies of all reports or other communications (financial or otherwise) furnished to holders of ADSs, and copies of any reports any financial statements furnished to or filed with the Commission, the CVM, the New York Stock Exchange, the Sao Paulo Stock Exchange or any national securities exchange.

                  (xii) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (xiii) Taxes and Fees. The Company agrees to indemnify and hold harmless the Underwriters against any documentary, stamp or similar transfer or issue tax, or fees, including any interest and penalties, which are or may be required to be paid on or in connection with the creation, offer and distribution of the Common Shares or ADSs or on the execution or delivery of this Agreement or the Brazilian Purchase Agreement.

                  (xiv) Submission of Documents. For so long as the Common Stock or ADSs are outstanding, the Company agrees to file with the CVM, the New York Stock Exchange, [SEAQ International], the Sao Paulo Stock Exchange and any other governmental agency, authority or instrumentality in Brazil as may be required, such reports, documents, agreements and other information which may from time to time be required to be so filed including the declaration and payment of dividends or other distributions on the Common Shares or ADSs.

                  (xv) [PFIC Classification. The Company hereby agrees to take all such actions as are necessary to prevent the Company from being classified as a PFIC; if the Company is ever classified as a PFIC, it will comply with the reporting and other requirements of Subparts A, B and C of Part VI of Subchapter P of the Code.]

                  (b) Covenants of the Selling Shareholders. Each Selling Shareholder covenants with each Underwriter that:

                  (i) Deposit of Common Shares. Prior to the Closing Time and each Date of Delivery, it will deposit or cause to be deposited Common Shares with the Depositary in accordance with the provisions of the Deposit Agreement so that the ADRs evidencing the ADSs to be delivered by such party to the Underwriters at such Closing Time or Date of Delivery are executed, countersigned and issued by the Depositary against receipt of such Common Shares and delivered to the Underwriters at such Closing Time or Date of Delivery.

                  (ii) Indemnification for Stamp Taxes. Each of the Selling Shareholders agrees to indemnify and hold harmless the Underwriters against any documentary, stamp or similar transfer or issue tax, or fees, including any interest and penalties, which are or may be required to be paid on or in connection with the creation, offer and distribution of the Common Shares or ADSs and initial resale thereof by the Underwriters or on the execution or delivery of this Agreement or the Brazilian Purchase Agreement.

                  (iii) Restriction on Sale of Securities. During a period of 120 days from the date hereof, each of the Selling Shareholders will not, without the prior written consent of the Global Coordinators, directly or indirectly, (i) offer, pledge, sell, contract to sell any ADSs or Common Shares, (ii) sell any option or contract to purchase any ADSs or Common Shares, (iii) purchase any option or contract to sell any ADSs or Common Shares, (iv) grant any option, right or warrant for the sale of any ADSs or Common Shares, (v) lend or otherwise dispose of or transfer any ADSs or Common Shares, (vi) file any registration statement under the 1933 Act with respect to any of the foregoing, or
         (vii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any ADSs or Common Shares represented thereby, whether any such swap or transaction is to be settled by delivery of ADSs or Common Shares represented thereby, or such other securities, in cash or otherwise. The foregoing provisions
         (A) apply to (x) Common Shares and securities convertible into or exchangeable or exercisable for or repayable with Common Shares and (y) Common Shares and preferred shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition (B) shall not apply to (x) the Securities to be sold hereunder or under the Brazilian Purchase Agreement or (y) those preferred shares of the Company held by BNDESPAR, a wholly owned subsidiary of BNDES, which may be contributed to an investment fund intended to track the Sao Paulo Stock Exchange Index. The Global Coordinators may, in their sole discretion, release all or any portion of the ADSs or Common Shares subject to the foregoing restriction prior to the expiration of the 120-day term.

                  SECTION 4. Payment of Expenses.

            (a) Expenses. The Company will pay the fees and disbursements of the Company's counsel, accountants and other advisors.

            (b) Expenses of the Selling Shareholders. The Selling Shareholders will pay (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Global Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of the Selling Shareholders' counsel.

            (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the [Company and the] Selling Shareholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

            (d) Other Agreements with Respect to Expenses. The provisions of this Section shall not affect or be affected by any agreement between the Company and the Selling Shareholders with respect to the payment of expenses.

                  SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and each of the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or its Subsidiaries or on behalf of any of the Selling Shareholders delivered pursuant to the provisions hereof, to the performance by the Company and each of the Selling Shareholders of their covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, and the ADR Registration Statement shall have become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                  (b) Opinion of Brazilian Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of Dr. Paulo Francisco de Almeida Lopes, general counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (c) Opinion of Special U.S. Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of Davis Polk & Wardwell, special U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel for the Underwriters may reasonably request.

                  (d) Opinion of Brazilian Counsel for Selling Shareholders. At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of _____________ counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel for the Underwriters may reasonably request.

                  (e) Opinion of Special U.S. Counsel for Selling Shareholders. At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of Arnold & Porter, special U.S. counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto and to such further effect as counsel for the Underwriters may reasonably request. In rendering such opinion, such counsel may (i) rely, as to matters involving the application of the laws of Brazil, upon the opinion of Brazilian counsel to the Selling Shareholders and, as to matters of fact, may rely to the extent such counsel deems proper on certificates of responsible officers of the Selling Shareholders and public officials and (ii) state that such counsel expresses no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

                  (f) Opinion of Counsel for Depositary. At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of Ziegler, Ziegler & Altman, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit E hereto and to such further effect counsel for the Underwriters may reasonably request.

                  (g) Opinion of Brazilian Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, local counsel for the Underwriters in Brazil, with respect to the incorporation, legal existence and legal enforceability of the ADSs, the Transaction Documents, the Prospectus and such other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of Brazil, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

                  (h) Opinion of U.S. Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling, U.S. counsel for the Underwriters, with respect to the Transaction Documents other than the Brazilian Purchase Agreement, the Prospectus and such other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company or its Subsidiaries and certificates of public officials.

                  (i) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of (x) an executive officer or duly authorized attorney-in-fact of the Company and (y) the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement and the Brazilian Purchase Agreement at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the person making such statement, contemplated by the Commission.

                  (j) Certificate of Selling Shareholders. At the Closing Time, the Representatives shall have received a certificate of an executive officer of each of Brazil and BNDES, dated as of the Closing Time, to the effect that (i) the representations and warranties of each of Brazil and BNDES, respectively, contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) each of Brazil and BNDES, respectively, has complied with all agreements and all conditions on its part to be performed or satisfied under this Agreement and the Brazilian Purchase Agreement at or prior to the Closing Time.

                  (k) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers Auditores Independentes a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (l) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers Auditores Independentes a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

                  (m) Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement substantially in the form filed as an exhibit to the ADR Registration Statement, and the Deposit Agreement shall be in full force and effect.

                  (n) Certificate of Depositary. At the Closing Time, the Underwriters shall have received a certificate of the Depositary, satisfactory to the Underwriters, of one of its authorized officers with respect to the deposit with the custodian under the Depositary Agreement of the Common Shares underlying the ADSs to be purchased against issuance of the ADRs evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriters reasonably request.

                  (o) Depositary Information. At the Closing Time, the Depositary shall have delivered to the Company a letter confirming the furnishing of certain information about the Depositary for inclusion in the Prospectus.

                  (p) DTC Approval. The Depository Trust Company shall have approved the form of the ADRs.

                  (q) Company Documents. On or prior to the Closing Time, there shall have been delivered to the Representatives on behalf of the Underwriters a copy, certified by a duly authorized signatory of the Company, of (i) the charter documents and by-laws of the Company, as amended, and (ii) all resolutions of the shareholders and the board of directors of the Company authorizing (x) the offering and the issuance of the ADSs and (y) the execution of this Agreement, the Brazilian Purchase Agreement and the Deposit Agreement and the entry into and performance of the transactions contemplated thereby.

                  (r) Selling Shareholder Documents. On or prior to the Closing Time, there shall have been delivered to the Representatives on behalf of the Underwriters (A) a copy, certified by a duly authorized signatory of BNDES, of (i) the charter documents and by-laws of BNDES, as amended, and (ii) all resolutions of the board of directors of BNDES, on behalf of itself and on behalf of Brazil, authorizing (x) the offering of the ADSs and (y) the execution of this Agreement and the Brazilian Purchase Agreement and the entry into and performance of the transactions contemplated thereby.

                  (s) Approval of Listing. At the Closing Time, the ADSs shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (t) No Objection. The NASD shall have communicated to counsel for the Underwriters its determination to raise no objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (u) Lock-up Agreement. At the date of this Agreement, the Representatives shall have received agreements substantially in the form of Exhibit F hereto signed by the persons listed on Schedule E hereto and, as of the Closing Time, such agreement shall be in full force and effect.

                  (v) Purchase of the Brazilian Securities. Contemporaneously with the purchase by the Underwriters of the Initial Securities under this Agreement, the Brazilian Managers shall have agreed to place the Brazilian Securities under the Brazilian Purchase Agreement.

                  (w) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, its Subsidiaries or any of the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                           (i) Officers' Certificate. A certificate, dated such
                  Date of Delivery, of (x) an executive officer or duly authorized attorney-in-fact of the Company and (y) the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(i) hereof remains true and correct as of such Date of Delivery.

                           (ii) Certificate of Selling Shareholders. A
                  certificate, dated such Date of Delivery, of an executive officer of BNDES, on behalf of each of the Selling Shareholders, confirming that the certificate delivered at the Closing Time pursuant to Section 5(j) hereof remains true and correct as of such Date of Delivery.

                           (iii) Opinion of Brazilian Counsel for Company. The
                  opinion of Dr. Paulo Francisco de Almeida Lopes, general counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                           (iv) Opinion of Special U.S. Counsel for Company. The
                  opinion of Davis Polk & Wardwell, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                           (v) Opinion of Brazilian Counsel for Selling
                  Shareholders. The opinion of _____________, Brazilian counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                           (vi) Opinion of Special U.S. Counsel for Selling
                  Shareholders. The opinion of Arnold & Porter, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

                           (vii) Opinion of Counsel for Depositary. The opinion
                  of Ziegler, Ziegler & Altman, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion requested by
                  Section 5(f) hereof.

                           (viii) Opinion of Brazilian Counsel for Underwriters.
                  The opinion of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion requested by Section 5(g) hereof.

                           (ix) Opinion of U.S. Counsel for Underwriters. The
                  opinion of Shearman & Sterling, U.S. counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(h) hereof.

                           (x) Bring-down Comfort Letter. A letter from
                  PricewaterhouseCoopers Auditores Independentes, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to
                  Section 5(k) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (x) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to counsel for the Underwriters.

                  (y) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement and the Brazilian Purchase Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery that is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and to the Selling Shareholders at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                  SECTION 6. Indemnification.

                  (a) Company Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the ADR Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Global Coordinators), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) contained in or omitted from the Selling Shareholder Information. This indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in a preliminary prospectus but eliminated or remedied in the Prospectus, or any amendment or supplement thereto it shall not inure to the benefit of any Underwriter from whom the person asserting the claim purchased the Global Securities (or to the benefit of any person who controls such Underwriter within the meaning of Section 15 of the 1933 Act) if the Company had previously furnished copies of the Prospectus or such amendment or supplement to such Underwriter at or prior to the time required by the 1933 Act and the untrue statement or omission contained in the preliminary prospectus was corrected in the Prospectus or such amendment or supplement.

                  (b) Selling Shareholders Indemnification of Underwriters. Each of the Selling Shareholders agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Selling Shareholder Information in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any such sections in the preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Selling Shareholders; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Global Coordinators), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); the liability of the Selling Shareholders under this Section 6 shall be limited to the amount received by the Selling Shareholders as proceeds from the sale of the ADSs. This indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in a preliminary prospectus but eliminated or remedied in the Prospectus, it shall not inure to the benefit of any Underwriter from whom the person asserting the claim purchased the Global Securities (or to the benefit of any person who controls such Underwriter within the meaning of Section 15 of the 1933 Act) if the Company had previously furnished copies of the Prospectus to such Underwriter at or prior to the time required by the 1933 Act, the untrue statement or omission contained in the preliminary prospectus was corrected in the Prospectus.

                  (c) Indemnification of Company, Directors, Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any of the Selling Shareholders within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections
(a) and (b) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Global Coordinators expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) and (b) above, counsel to the indemnified parties shall be selected by the Global Coordinators, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholders as such parties may agree between themselves. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (e) Settlement Without Consent if Failure to Reimburse. No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent; provided that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 6(a)(ii) and 6(b)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect, or be affected by, any agreement among the Company and the Selling Shareholders with respect to indemnification.

                  SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Global Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Global Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Global Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

                  The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Global Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any of the Selling Shareholders within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the respective Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  The provisions of this Section shall not affect, or be affected by, any agreement between the Company and the Selling Shareholders with respect to contribution.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Global Securities to the Underwriters.

                  SECTION 9. Termination of Agreement.

                  (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States, Brazil or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Global Securities or to enforce contracts for the sale of the Global Securities, (iii) trading in any securities of the Company has been suspended or limited by the Sao Paulo Stock Exchange, trading in the ADSs has been suspended by the Commission or suspended or limited by the New York Stock Exchange, or trading generally on the American Stock Exchange or the New York Stock Exchange or in the

NASDAQ National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (iv) if a banking moratorium has been declared by either U.S. federal, Brazilian or New York authorities.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

                  SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Global Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Global Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Global Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Global Securities does not exceed 10% of the number of Global Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Global Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery that occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Shareholders to sell the Global Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default that does not result in a termination of this Agreement or, in the case of a Date of Delivery that is after the Closing Time, that does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, as the case may be, the Representatives, the Company and the Selling Shareholders shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

                  SECTION 11. Default by the Selling Shareholders. If any Selling Shareholder shall fail at the Closing Time or at any Date of Delivery to sell and deliver the number of Global Securities that the Selling Shareholder so defaulting is obligated to sell hereunder, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 13, 14 and 15 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

                  In the event of a default by any of the Selling Shareholders as referred to in this Section 11, the Representatives and the Company shall have the right to postpone the Closing Time or such Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or the Prospectus or in any other documents or arrangements.

                  SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Richard Rainer, Managing Director and 55 East 52nd Street, New York, New York 10055, attention of --; notices to the Company shall be directed to it at Avenida Graca
Aranha, No. 26, 20005-900 Rio de Janeiro, RJ, Brazil, attention of Paulo Francisco de Almeida Lopes; and notices to the Selling Shareholders shall be directed to BNDES at Av. Republica do Chile, 100-16 andar, 200-139-900 Rio de Janeiro, RJ, Brazil, attention of the Director de Desestatizacao.

                  SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Global Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 14. Waiver of Immunities.

                  (a) The Company. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Brazilian, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with this Agreement or the Brazilian Purchase Agreement, the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

                  (b) .BNDES. To the extent that BNDES, acting solely in its own capacity, or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to BNDES, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Brazilian, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of BNDES, acting solely in its own capacity, or any other matter under or arising out of or in connection with this Agreement or the Brazilian Purchase Agreement, BNDES, acting solely in its own capacity, hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

                  SECTION 15. Arbitration; Company and BNDESECTION 16. S Consent to Jurisdiction; Appointment of Agent for Service of Process(a) Brazil, a Selling Shareholder, is not permitted to and does not hereby submit to the jurisdiction of any court outside Brazil in connection with this Agreement or the transactions contemplated herein. If any dispute, controversy or claim arising out to or relating to this Agreement or the transactions contemplated hereby, including the existence, performance, interpretation, construction, breach, termination or invalidity thereof (a "Dispute") (other than a Dispute which is made the subject of a suit, action or proceeding brought against Brazil in a competent court in Brazil) shall arise between the Underwriters, on the one hand, and Brazil on the other, the Underwriters or Brazil, as the case may be (the "Referring Party") shall by written notice (the "Referral Notice") to Brazil or the Underwriters, as the case may be (the "Other Party"), refer such Dispute to arbitration and the Other Party shall upon receipt of the Referral Notice be obligated to refer such Dispute to arbitration proceedings as set forth herein. The Referral Notice shall describe the nature of such dispute, difference or question and request the formation of an arbitral tribunal. Any Dispute shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on

International Trade Law (excluding Article 26 hereof) in effect on the date of this Agreement (the "UNCITRAL Arbitration Rules"). The number of arbitrators shall be three, to be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which, among other things, provides that (i) the Referring Party and the Other Party shall each appoint one arbitrator (such appointment to be made within 30 calendar days of receipt of the Referral Notice), (ii) the two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal and (iii) if within 30 calendar days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of a presiding arbitrator, the presiding arbitrator shall be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the Chairman of the International Court of Arbitration of the International Chamber of Commerce. The third arbitrator may be (but need not be) of the same nationality as any of the parties to the arbitration. Such arbitration proceedings shall take place in New York, New York and the language of such proceedings shall be English. The arbitrators shall appoint a secretary with offices and facilities in New York, New York to provide administrative support for the proceedings. Any arbitral tribunal established hereunder shall state its reasons for its decisions in writing and shall make such decisions entirely on the basis of the substantive law governing this Agreement and not on the basis of the principle of ex aequo et bono or otherwise. The decision of any such arbitral tribunal shall be final to the fullest extent permitted by law, and Brazil hereby agrees that a court judgment may be entered theron by the United States District Court of the Southern District of New York. Brazil agrees that in any such arbitration and in any legal proceedings for the recognition of an award rendered in an arbitration conducted pursuant to this Section 15, including any proceedings required for the purposes of converting an arbitral award into a judgment, it will not raise any defense which it could not raise but for the fact that it is a sovereign state. Brazil hereby irrevocably consents to the jurisdiction of the United States District Court of the Southern District of New York (the "New York Court") for the limited purpose of judicial recognition of an arbitral award rendered against Brazil in New York, New York.

                  (b) For the sole purpose of receiving service of process or other legal summons in connection with obtaining any judicial acceptance of any arbitral award in the New York Court, Brazil hereby represents and warrants that any such process or summons may be served upon it, pursuant to Article 35,
Section I of Supplementary Law No. 73 of February 10, 1993, by delivery to the Attorney General of Brazil (Advogado Geral da Uniao), Palacio do Planalto, Esplanada dos Ministerios, Anexo 1, Brasilia-DF, Brazil, as its authorized agent (the "Authorized Agent") upon whom any such process or summons may be served, of letter rogatory or by any other means permissible under the laws of the State of New York and Brazil. Brazil hereby irrevocably waives any immunity to service of process or other legal summons effected in accordance with this subsection in respect of any action to obtain such judicial recognition.

                  (c) Brazil hereby represents and warrants that it has no right to immunity, on the grounds of sovereignty or otherwise, from the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil or from execution of any judgment in Brazil (except for the limitation on alienation of public property referred to in Article 67 of the Civil Code of Brazil) or from the execution or enforcement therein of any arbitration decision in respect of any suit, action, proceeding or any other matter arising out of or relating to its obligations under this Agreement or the transactions contemplated hereby, and to the extent that Brazil is or becomes entitled to any such immunity with respect to the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil, it does hereby and will irrevocably and unconditionally agree not to plead or claim any such immunity with respect to its obligations or any other matter under or arising out of or in connection with this Agreement or the transactions contemplated hereby.

                  (d) Any action arising out of or based on this Agreement may be instituted by the Underwriters in any competent court in Brazil. Brazil hereby agrees that the Underwriters shall have the right, exercisable at their sole discretion, to institute legal proceedings against Brazil through the proceedings contemplated in Articles 730 et seq. of the Brazilian Code of Civil Procedure. Brazil hereby waives irrevocably any immunity from jurisdiction or execution to which it might otherwise be entitled (except for the limitation on alienation of public property under Article 67 of the Civil Code of Brazil) in any action arising out of or based on this Agreement which may be instituted by the Underwriters in any competent court in Brazil.

                  (e) No arbitration proceedings hereunder shall be binding upon or in any way affect the right or interest of any person other than the claimant or respondent with respect to such arbitration.

                  (f) To the extent a dispute arises between the Company on the one hand and Brazil, the Company agrees to be bound by the provisions of Subsections (a) through (e) of this Section requiring, among other things, the use of arbitration as the sole means of resolving actions brought or adjudicated by any court or similar judicial authority outside Brazil.

                  (g) Consent to Jurisdiction. The Company and BNDES, acting solely in its own capacity, by their respective execution and delivery of this Agreement, agree that service of process may be made upon CT Corporation System, 1633 Broadway, New York, New York 10019 (or its successors as agent for service of process), in the County, City and State of New York, United States of America in any suit or proceeding against the Company or BNDES, in its own capacity, instituted by any Underwriter or by any person controlling any Underwriter based on or arising under this Agreement in any federal or state court in the State of New York, County of New York, and hereby irrevocably consent and submit to the nonexclusive jurisdiction of any such court in personam generally and unconditionally in respect of any such suit or proceeding.

                  (g) Appointment of Agent for Service of Process. The Company and BNDES, acting solely in its own capacity, further, by their respective execution and delivery of this Agreement, irrevocably designate, appoint and empower CT Corporation System, 1633 Broadway, New York, New York 10019 as their designee, appointee and authorized agent to receive for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company or BNDES, in its own capacity, as the case may be, with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and authorized agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Company or BNDES, as the case may be. The Company and BNDES, acting solely in its own capacity, represent to each Underwriter that they have notified CT Corporation System of such designation and appointment and that CT Corporation System has accepted the same. The Company and BNDES, acting solely in its own capacity, further agree that, to the extent permitted by law, proper service of process upon CT Corporation System (or its successors as agent for service of process) and written notice of said service to the Company or BNDES, as the case may be, pursuant to Section 12, shall be deemed in every respect effective service of process upon the Company or BNDES, as the case may be, in any such suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company and BNDES agree to designate a new designee, appointee and agent in The City of New York, New York on the terms and for the purposes of this Section 15 reasonably satisfactory to the Representatives. The Company and BNDES further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company or BNDES, as the case may be, by serving a copy thereof upon the relevant agent for service of process referred to in this
Section 15 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) and by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company or BNDES, as the case may be, at the respective address specified in or designated pursuant to this Agreement. The Company and BNDES agree that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters and the other persons referred to in Sections 6 and 7 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company and each of the Selling Shareholders or bring actions, suits or proceedings against the Company or any of the Selling Shareholders, as the case may be, in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company and BNDES, acting solely in its own capacity, hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the federal courts located in The City of New York, New York or the courts of the State of New York located in The City of New York, New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (h) Survival of Agreement. The provisions of this Section 15 shall survive any termination of this Agreement, in whole or in part.

                  SECTION 17. Judgment Currency. The Company and each of the Selling Shareholders agree to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Underwriter severally agrees to indemnify the Company and each of the Selling Shareholders, their respective directors, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any of the Selling Shareholders within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any loss incurred, as incurred, as a result of any judgment being given in connection with this Agreement, the Prospectus, the Registration Statement or the ADR Registration Statement for which indemnification is provided by such person pursuant to Section 6 of this Agreement and any such judgment or order being paid in a currency (the "Judgment Currency") other than U.S. dollars as a result of any variation as between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into U.S. dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified party. If, alternatively, the indemnified party receives a profit as a result of such currency conversion, it will return any such profits to the indemnifying party (after taking into account any taxes or other costs arising in connection with such conversion and repayment). The foregoing indemnity shall constitute a separate and independent, several and not joint, obligation of the Company, the Underwriters and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

                  SECTION 18. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 19. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and [the Attorney-in-Fact for] Brazil, and BNDES a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                               Very truly yours,

                               COMPANHIA VALE DO RIO DOCE

                               By
                                   ---------------------------------------
                                     Title:


                               By
                                   ---------------------------------------
                                     Title:

                               BANCO NACIONAL DE
                               DESENVOLVIMENTO ECONOMICO E
                               SOCIAL

                               By
                                   ---------------------------------------
                                     [As gestor, acting on behalf of the
                                      Federative Republic of Brazil]

                               BANCO NACIONAL DE
                               DESENVOLVIMENTO ECONOMICO E
                               SOCIAL

                               By
                                   ---------------------------------------
                                     Title:

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED
ABN AMRO ROTHSCHILD LLC

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                           INCORPORATED

By
    --------------------------------------
            Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                    Sch A - 1

                                   SCHEDULE A

                                                                                                   Number of
                                                                                                    Initial
         Name of Underwriter                                                                       Securities
         -------------------                                                                       ----------
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated.............................................................

ABN AMRO Rothschild LLC.................................................................

Credit Suisse First Boston Corporation..................................................

Goldman, Sachs & Co.....................................................................

J.P. Morgan Securities Inc..............................................................

Morgan Stanley & Co. Incorporated.......................................................

                                                                                                   ----------
Total...................................................................................
                                                                                                   ==========

                                    Sch B - 1

                                   SCHEDULE B

                                                         Number of Initial             Maximum Number of Option
                                                       Securities to Be Sold             Securities to Be Sold
                                                       ---------------------             ---------------------
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated......................

ABN AMRO Rothschild LLC...........................

Credit Suisse First Boston
                Corporation.......................

Goldman, Sachs & Co...............................

J.P. Morgan Securities Inc........................

Morgan Stanley & Co. Incorporated.................

Total.............................................

                                    Sch C - 1
                                   SCHEDULE C

                                       [2]
                                    [1] ADSs
                                 (No Par Value)


                  1. The initial public offering price per ADS, determined as provided in said Section 2, shall be $--.

                  2. The purchase price per share for the Global Securities to be paid by the several Underwriters shall be $--, being an amount equal to the initial public offering price set forth above less $-- per ADS; provided that the purchase price per ADS for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                    Sch D -1


                                   SCHEDULE D

                              List of Subsidiaries


               COMPANY COUNSEL TO CONFIRM AND PROVIDE LEGAL NAMES

                                    Sch E - 1


                                   SCHEDULE E
                 List of Persons and Entities subject to Lock-up

                                      A -



                                                                       Exhibit A



                 FORM OF OPINION OF COMPANY'S BRAZILIAN COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Brazil.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement.

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters and the Brazilian Managers from each of the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable, and no holder thereof is or will be subject to personal liability solely by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder or employee of the Company; and the issued and outstanding shares of capital stock of the Company conforms in all material respects to the descriptions thereof in the Prospectus under the captions "Description of Capital Stock" and "Principal and Selling Shareholders."

                  (v) The Common Shares and the ADSs conform in all material respects as to legal matters to the descriptions thereof in the Prospectus.

                  (vi) Each of the Selling Shareholders is the record owner of the Common Shares to be purchased by the Underwriters and the Brazilian Managers from the respective Selling Shareholder pursuant to the Purchase Agreement and the Brazilian Purchase Agreement, respectively; the Common Shares may be freely deposited with the Depositary against issuance of ADRs evidencing ADSs; the ADSs and the underlying Common Shares are freely transferable by each of the Selling Shareholders to the Underwriters and the Brazilian Managers in the manner contemplated by the Purchase Agreement and the Brazilian Purchase Agreement; ownership title to such Common Shares, free and clear of all liens, encumbrances or claims will be transferred to the Depositary on behalf of the Underwriters at the Closing Time and on any Date of Delivery; there are no restrictions on subsequent transfers of such Common Shares or the ADSs except as described in the Prospectus under "Description of American Depositary Shares;" the Common Shares, the ADRs and the ADSs conform to all statements relating thereto contained in the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the sale of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

                  (vii) Each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any such subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

                  (viii) Each of the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company, are in proper legal form under the laws of Brazil for the enforcement thereof against the Company and, assuming due authorization, execution and delivery by the Depositary, the Deposit Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the aforesaid agreements in Brazil or any political subdivision thereof that any of them be filed or recorded or enrolled with any court or authority in Brazil or any political subdivision thereof or that any stamp, registration or similar tax be paid in Brazil or any political subdivision thereof.

                  (ix) The indemnification and contribution provisions set forth in Sections 6 and 7 of the Purchase Agreement do not contravene Brazilian public policy or laws.

                  (x) Except as set forth in the Deposit Agreement or the Prospectus, there are no limitations under Brazilian law on the rights of holders of Common Shares, ADSs or ADRs evidencing ADSs to hold or vote or transfer their respective securities and no approvals are currently required in Brazil (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends declared by the Company to the holders of Common Shares, including the Depositary, or for the conversion by the Depositary of any dividends paid in Brazilian reais to U.S. dollars and the free transfer thereof out of Brazil.

                  (xi) The form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Sao Paulo Stock Exchange and the applicable laws of Brazil.

                  (xii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its Subsidiaries is a party, or to which the property of the Company or any of its Subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the Brazilian Purchase Agreement or the performance by the Company of its obligations thereunder.

                  (xiii) The information in the Prospectus under "Risk Factors -- Risks Relating to Brazil, -- Risks Relating to the CVRD Group, -- Risks Relating to the American Depositary Shares," "Market Information," "Exchange Rates," "Dividend Policy," "Business," "Management," "Major and Selling Shareholders" "Related Party Transactions," "Description of Capital Stock," "Description of American Depositary Shares," "Taxation -- Brazilian Tax Considerations," and "Enforcement of Civil Liabilities" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law or summaries of documents or legal matters of Brazil or legal conclusions in respect of Brazilian law, or summaries of legal proceedings, the terms and provisions of the Common Stock or the Company's charter and by-laws, has been reviewed by us and is correct in all material respects; and the opinion of such firm set forth under "Taxation -- Brazilian Tax Considerations" is confirmed.

                  (xiv) To the best of our knowledge, there are no Brazilian statutes or regulations that are required to be described in the Prospectus that are not described as required.

                  (xv) The Company and its obligations under the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement are subject to civil and commercial law and to suit in Brazil and neither the Company nor its properties, assets or revenues has any right of immunity, on any grounds, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in Brazil, with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with the Purchase Agreement, the Brazilian Purchase Agreement or the Deposit Agreement; and, to the extent that the Company and its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in Brazil in which proceedings may at any time be commenced, the Company has effectively waived or agreed to waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 14 of the Purchase Agreement.

                  (xvi) The choice of the laws of the State of New York as the governing law of the Purchase Agreement and the Deposit Agreement is a valid choice of law under the laws of Brazil and courts of Brazil should honor this choice of law. The Company has the power to submit, and pursuant to the Purchase Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, has the power to waive and pursuant to the Purchase Agreement has legally, validly, effectively and irrevocably waived any objection to the venue of a proceeding in any federal or state court in the State of New York, County of New York and has the power to designate, appoint and empower and pursuant to the Purchase Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under the Purchase Agreement, the Brazilian Purchase Agreement or the Deposit Agreement in any federal or state court in the State of New York, County of New York as provided in Section 15 of the Purchase Agreement.

                  (xvii) No transaction tax, stamp duty or similar tax or duty or capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters or the Brazilian Managers in Brazil in connection with the sale and delivery of the Securities as contemplated by the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement or in connection with execution, delivery or enforcement of the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement or any document required to be delivered thereunder.

                  (xviii) Neither the Depositary nor any holder of ADRs is subject to any taxes, duties or withholding imposed by Brazil or any political subdivision or taxing authority thereof solely by reason of entering into the Depositary Agreement or receiving payments thereunder or under the Common Shares or ADSs.

                  (xix) Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Purchase Agreement would be declared enforceable against the Company by the courts of Brazil without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty; provided that (A) the judgment is consistent with public policy in Brazil and any relevant political subdivision, (B) the judgment was not given or obtained by fraud or in a manner contrary to natural justice, (C) the judgment was not based on a clear mistake of law or fact, (D) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, and
(E) the judgment is for a fixed sum. We are not aware of any reason why the enforcement in Brazil of such a judgment in respect of the Purchase Agreement would be contrary to public policy in Brazil or any political subdivision thereof.

                  (xx) It is not necessary in order to enable any Underwriter to exercise or enforce its rights under the Purchase Agreement in Brazil or by reason of the entry into and/or the performance of the Purchase Agreement that all or any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Brazil.

                  (xxi) All descriptions in the Prospectus of contracts and other documents to which the Company or any of its Subsidiaries is a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                  (xxii) To the best of our knowledge, neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws and no default by the Company or any of its Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

                  (xxiii) Except for approvals from the Central Bank and from the CVM relating to the Purchase Agreement and the Deposit Agreement, all of which have been duly obtained, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any Brazilian government, governmental instrumentality or court is required to be obtained by the Company for the due authorization and execution of the Purchase Agreement and the Deposit Agreement or for the valid authorization, sale and delivery of the ADSs as contemplated by any of the Purchase Agreement, the Deposit Agreement or the Prospectus.

                  (xxiv) The performance by the Underwriters or the Brazilian Managers in Brazil of any of their rights, duties, obligations and responsibilities under the Purchase Agreement and the Brazilian Purchase Agreement will not violate any law applicable in Brazil.

                  (xxv) The registration of the Common Shares underlying the ADSs in the name of the Depositary does not violate any law applicable in Brazil or charter or the by-laws of the Company.

                  (xxvi) The execution, delivery and performance of the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement and the consummation of the transactions contemplated in the Purchase Agreement, the Brazilian Purchase Agreement, the

Deposit Agreement and in the Registration Statement and compliance by the Company with its obligations under the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational document, as the case may be, of the Company or any of its Subsidiaries, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations.

                  (xxvii) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (i) The Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement, upon the due execution and delivery thereof, will be, in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Company; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the aforesaid agreements in Brazil or any political subdivision thereof that any of them be filed or recorded or enrolled with any court or authority in Brazil or any political subdivision thereof or that any stamp, registration or similar tax be paid in Brazil or any political subdivision thereof; except that, in order to enforce any of the agreements referred to in this paragraph against the Company in Brazil, such agreements (except for the Brazilian Purchase Agreement, if signed in Brazil) must first be (i) notarized by a local notary and the signature of such notary authenticated by the Brazilian consulate having jurisdiction over the place of execution; (ii) translated into Portuguese by a sworn translator (and all Brazilian court proceedings would be based on such translation); and (iii) registered with the Cartorio de Titulos e Documentos in the place of the head offices of the Company, and the party seeking enforcement will be required to pay applicable court costs.

                  (xxviii) Except as otherwise disclosed in the Prospectus, the Company has such certificates, authorizations, licenses, concessions, approvals, orders or permits issued by the appropriate regulatory agencies or bodies of Brazil necessary to own or lease, as the case may be, and to operate its properties and to conduct the business now conducted by the Company in Brazil, and the Company is in compliance with the terms and conditions of the foregoing, except to the extent that the failure to have any such certificates, authorizations, licenses, concessions, approvals, orders or permits would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, and all such certificates, authorizations, licenses and permits are in full force and effect, except to the extent that the failure to have such certificates, authorizations, licenses and permits in full force and effect would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company.

                  (xxix) Subject to proper notarization and legalization with the Brazilian Consulate in New York, New York, and sworn translation thereof into Portuguese, the Purchase Agreement and the Deposit Agreement are in proper legal form under the laws of Brazil for the enforcement thereof against the Company in the courts of Brazil.

                  Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement) or the ADR Registration Statement, at the time the Registration Statement or the ADR Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of New York, upon the opinion of Davis Polk & Wardwell, special United States counsel to the Company, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B



                FORM OF OPINION OF COMPANY'S SPECIAL U.S. COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)


                  (i) The Registration Statement, including any Rule 462(b) Registration Statement, and the ADR Registration Statement have been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge and information, no stop order suspending the effectiveness of either the Registration Statement, any Rule 462(b) Registration Statement or the ADR Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (ii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and the ADR Registration Statement, and each amendment or supplement to the Registration Statement, the ADR Registration Statement and the Prospectus, excluding the documents incorporated by reference therein or omitted therefrom (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which no opinion need be rendered), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  (iii) If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

                  (iv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement or for the offering, sale or delivery of the Securities.

                  (v) Under the laws of the State of New York relating to submission to jurisdiction and pursuant to the Purchase Agreement, the Company has legally, validly, effectively and irrevocably submitted to the personal jurisdiction of any federal or state court in the State of New York, County of New York in any suit or proceeding based on or arising under the Purchase Agreement or the Deposit Agreement and has validly and effectively waived any objection to the venue of a proceeding in any such court as provided in Section 15 of the

Purchase Agreement; and the Company has the power to designate, appoint and empower and pursuant to the Purchase Agreement has validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under the Purchase Agreement, the Brazilian Purchase Agreement or the Deposit Agreement in any federal or state court in the State of New York, County of New York as provided in Section 15 of the Purchase Agreement.

                  (vi) The execution, delivery and performance by the Company of the Purchase Agreement and the consummation on the part of the Company of the transactions contemplated therein will not result in a violation of any U.S. federal or New York state law or administrative regulation or, to the best of our knowledge, administrative or court order or decree.

                  (vii) Assuming the Purchase Agreement and the Brazilian Purchase Agreement have each been duly authorized by the Company in accordance with the laws of Brazil, each of such Agreements has been duly authorized, executed and delivered by the Company.

                  (viii) Assuming the Deposit Agreement has been duly authorized by the Company in accordance with the laws of Brazil and assuming due authorization, execution and delivery by the Depositary, the Deposit Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles and, assuming that the underlying shares have been duly and validly authorized and issued and are fully paid and nonassessable, upon the issuance by the Depositary of the ADRs evidencing ADSs against the deposit of the underlying shares in accordance with the Deposit Agreement and due execution by one of the Depositary's authorized officers, such ADRs will entitle the persons in whose names such ADRs are registered to the rights specified therein and in the Deposit Agreement.

                  (ix) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its Subsidiaries is a party, or to which the property of the Company or any of its Subsidiaries is subject, before or brought by any court or governmental agency or body, of or in the United States, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement and the Brazilian Purchase Agreement or the performance by the Company of its obligations thereunder.

                  (x) Each of the form of the ADR certificate and the form of certificate used to evidence the Common Shares complies in all material respects with the requirements of the New York Stock Exchange.

                  (xi) The information in the Prospectus under "Taxation -- U.S. Federal Income Tax Considerations," "Description of Capital Stock" and "Description of American Depositary Shares" and in the Registration Statement under Item 15, to the extent that it constitutes a description of the tax laws and regulations of the United States, other United States federal law or laws of the State of New York, or their respective agencies, authorities or other governmental or quasi-governmental bodies, or documents or proceedings or conclusions of United States or New York law or a summary of the terms and provisions of the ADRs and the ADSs, has been reviewed by us and is correct in all material respects and the opinion of such firm set forth under "Taxation -- U.S. Federal Income Tax Considerations" is confirmed.

                  (xii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                  (xiii) There are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                  (xiv) All descriptions in the Prospectus of contracts and other documents to which the Company or any of its Subsidiaries is a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                  Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), including the Rule 430A Information and Rule 434 Information (if applicable), or the ADR Registration Statement at the time the Registration Statement or the ADR Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Brazil upon the opinion of Dr. Paulo Francisco de Almeidas Lopes, General counsel for the Company, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit C



           FORM OF OPINION OF SELLING SHAREHOLDERS' BRAZILIAN COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)


                  (i) BNDES has been duly incorporated and is validly existing as a corporation in good standing under the laws of Brazil.

                  (ii) BNDES has corporate power and authority to enter into and perform its obligations under the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement, and Brazil has corporate power and authority to enter into and perform its obligations under the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement.

                  (iii) The Securities to be purchased by the Underwriters and the Brazilian Managers from each of the Selling Shareholders have been duly authorized and validly issued and are fully paid and non-assessable, and no holder thereof is or will be subject to personal liability solely by reason of being such a holder.

                  (iv) Each of the Selling Shareholders has valid and marketable title to the Securities to be sold by each of the Selling Shareholders pursuant to the Purchase Agreement and the Brazilian Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement. When the Common Shares are delivered by each of the Selling Shareholders to the Depositary pursuant to the Deposit Agreement for the issuance of ADRs to the order of the Underwriters pursuant to the Purchase Agreement, and by each of the Selling Shareholders to the order of the Brazilian Managers, against payment of the consideration set forth therein, the Selling Shareholders will transfer to the Underwriters and the Brazilian Managers valid and marketable title to such Securities, free and clear of any pledge, lien security interest charge, claim, equity or encumbrance of any kind and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

                  (v) The sale of the Common Shares by each of the Selling Shareholders is not subject to preemptive or other similar rights of any securityholder of the Company.

                  (vi) The Purchase Agreement, the Brazilian Purchase Agreement [and the Deposit Agreement] have been duly authorized, executed and delivered by each of the Selling Shareholders, are in proper legal form under the laws of Brazil for the enforcement thereof against each of the Selling Shareholders. Each of the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement constitutes the valid and legally binding obligation of each of the Selling Shareholders, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the aforesaid agreements in Brazil or any political subdivision thereof that any of them be filed or recorded or enrolled with any court or authority in Brazil or any political subdivision thereof or that any stamp, registration or similar tax be paid in Brazil or any political subdivision thereof.

                  (vii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which any of the Selling Shareholders is a party, or to which the property of any of the Selling Shareholders or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement, the Brazilian Purchase Agreement or the Deposit Agreement or the performance by any of the Selling Shareholders of its obligations thereunder.

                  (viii) The information in the Prospectus under "Risk Factors -- Risks Relating to Brazil, -- Risks Relating to the CVRD Group, -- Risks Relating to the American Depositary Shares," "Market Information," "Exchange Rates," "Dividend Policy," "Business," "Management," "Major and Selling Shareholders," "Related Party Transactions," "Description of Capital Stock," "Description of American Depositary Shares," and "Taxation -- Brazilian Tax Considerations" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law or summaries of documents or legal matters of Brazil or legal conclusions in respect of Brazilian law, or summaries of legal proceedings, the terms and provisions of the Common Stock or the Company's charter and by-laws, has been reviewed by us and is correct in all material respects; and the opinion of such firm set forth under "Taxation -- Brazilian Tax Considerations" is confirmed.

                  (ix) Each of the Selling Shareholders and its obligations under the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement are subject to civil and commercial law and to suit in Brazil and neither of the Selling Shareholders nor its properties, assets or revenues has any right of immunity, on any grounds, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in Brazil, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Purchase Agreement, the Brazilian Purchase Agreement or the Deposit Agreement; and, to the extent that any of the Selling Shareholders and its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in Brazil in which proceedings may at any time be commenced, the respective Selling Shareholder has effectively waived or agreed to waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 14 of the Purchase Agreement.

                  (x) The choice of the laws of the State of New York as the governing law of the Purchase Agreement is a valid choice of law under the laws of Brazil and courts of Brazil should honor this choice of law. Each of the Selling Shareholders has the power to submit, and pursuant to the Purchase Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, has the power to waive and pursuant to the Purchase Agreement has legally, validly, effectively and irrevocably waived any objection to the venue of a proceeding in any federal or state court in the Sate of New York, County of New York, and has the power to designate, appoint and empower and pursuant to the Purchase Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under the Purchase Agreement, the Brazilian Purchase Agreement or the Deposit Agreement in any federal or state court in the State of New York, County of New York as provided in Section 15 of the Purchase Agreement.

                  (xi) No transaction tax, stamp duty or similar tax or duty or capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in Brazil in connection with the sale and delivery of the Securities as contemplated by the Purchase Agreement or in connection with execution, delivery or enforcement of the Purchase Agreement; and none of the Underwriters (excluding any Underwriters which are also Brazilian Managers) will be deemed to be doing business in Brazil solely by virtue of (a) the deposit with the Depositary under the Deposit Agreement of the Common Shares against the issuance of ADRs evidencing the ADSs, (b) the sale by each of the Selling Shareholders of the Common Shares underlying the ADSs and delivery of the ADSs to or for the accounts of the Underwriters, or (c) the sale and delivery outside Brazil by the Underwriters of the ADSs.

                  (xii) Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against any of the Selling Shareholders based upon the Purchase Agreement would be declared enforceable against the respective Selling Shareholder by the courts of Brazil without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty; provided that (A) the judgment is consistent with public policy in Brazil and any relevant political subdivision, (B) the judgment was not given or obtained by fraud or in a manner contrary to natural justice, (C) the judgment was not based on a clear mistake of law or fact, (D) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, and (E) the judgment is for a fixed sum. We are not aware of any reason why the enforcement in Brazil of such a judgment in respect of the Purchase Agreement would be contrary to public policy in Brazil or any political subdivision thereof.

                  (xiii) It is not necessary in order to enable any Underwriter to exercise or enforce its rights under the Purchase Agreement in Brazil or by reason of the entry into and/or the performance of the Purchase Agreement that all or any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Brazil.

                  (xiv) Except for approvals from the Central Bank and from the CVM relating to the Purchase Agreement, which have been duly obtained, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any Brazilian government, governmental instrumentality or court is required to be obtained by the Selling Shareholders for the due authorization and execution of the Purchase Agreement or for the valid authorization, sale and delivery of the ADSs as contemplated by any of the Purchase Agreement or the Prospectus.

                  (xv) The performance by the Underwriters and the Brazilian Managers in Brazil of any of their rights, duties, obligations and responsibilities under the Purchase Agreement and the Brazilian Purchase Agreement will not violate any law applicable in Brazil.

                  (xvi) The execution, delivery and performance of the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement and the consummation of the transactions contemplated in the Purchase Agreement, the Brazilian Purchase Agreement, the Deposit Agreement and in the Registration Statement and compliance by each of the Selling Shareholders with its obligations under the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Selling Shareholders or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which any of the Selling Shareholders or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of any of the Selling Shareholders or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational document, as the case may be, of any of the Selling Shareholders, if applicable, or any subsidiary, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Selling Shareholders or any subsidiary or any of their respective properties, assets or operations.

                  (xvii) The Common Shares and the ADSs conform in all material respects as to legal matters to the descriptions thereof in the Prospectus.

                  (xviii) The description in the Prospectus of the Brazilian statues, regulations, legal or governmental proceedings or other documents therein described are accurate in all material respects.

                  (xix) To the best of our knowledge, neither of the Selling Shareholders nor any of its subsidiaries is in violation of its charter or by-laws, if applicable, and no default by any of the Selling Shareholders or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

                  (xx) The Purchase Agreement and the Brazilian Purchase Agreement, upon the due execution and delivery thereof, will be, in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against each of the Selling Shareholders, and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the aforesaid agreements in Brazil or any political subdivision thereof that any of them be filed or recorded or enrolled with any court or authority in Brazil or any political subdivision thereof or that any stamp, registration or similar tax be paid in Brazil or any political subdivision thereof; except that, in order to enforce any of the agreements referred to in this paragraph against each of the Selling Shareholders in Brazil, such agreements (except for the Brazilian Purchase Agreement, if signed in Brazil) must first be (i) notarized by a local notary and the signature of such notary authenticated by the Brazilian consulate having jurisdiction over the place of execution; (ii) translated into Portuguese by a sworn translator (and all Brazilian court proceedings would be based on such translation); and (iii) registered with the Cartorio de Titulos e Documentos in the place of the head offices of each of the Selling Shareholders, and the party seeking enforcement will be required to pay applicable court costs.

                  (xxi) Except as otherwise disclosed in the Prospectus, BNDES has such certificates, authorizations, licenses, concessions, approvals, orders or permits issued by the appropriate regulatory agencies or bodies of Brazil necessary to own or lease, as the case may be, and to operate its properties and to conduct the business now conducted by BNDES in Brazil, and BNDES is in compliance with the terms and conditions of the foregoing, except to the extent that the failure to have any such certificates, authorizations, licenses, concessions, approvals, orders or permits would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of BNDES, and all such certificates, authorizations, licenses and permits are in full force and effect, except to the extent that the failure to have such certificates, authorizations, licenses and permits in full force and effect would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of BNDES.

                  (xxii) Subject to proper notarization and legalization with the Brazilian Consulate in New York, New York, and sworn translation thereof into Portuguese, the Purchase Agreement is in proper legal form under the laws of Brazil for the enforcement thereof against each of the Selling Shareholders in the courts of Brazil.

                  Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and

Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement) or the ADR Registration Statement, at the time the Registration Statement or the ADR Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of New York, upon the opinion of Arnold & Porter, special United States counsel to the Selling Shareholders, and
(B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of each of the Selling Shareholders and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit D


          FORM OF OPINION OF SELLING SHAREHOLDERS' SPECIAL U.S. COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(e)


                  (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any stock exchange authority, of the United States or the State of New York (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required to be obtained by the Selling Shareholders for the performance by the Selling Shareholders of their obligations under the Purchase Agreement or in connection with the offer, sale or delivery of the Securities or the consummation of the transactions contemplated by the Purchase Agreement, the Brazilian Purchase Agreement and the Deposit Agreement.

                  (ii) Insofar as such authorization, execution and delivery is governed by the laws of the State of New York, the Purchase Agreement has been duly authorized, executed and delivered by each of the Selling Shareholders.

                  (iii) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated therein and compliance by each of the Selling Shareholders with its obligations thereunder will not result in a violation of any U.S. federal or New York state law, administrative regulation or administrative or court order or decree.

                  (iv) Assuming that the Common Shares are deposited with the custodian under the Deposit Agreement, as agent for the Depositary, in accordance with the terms of the Deposit Agreement, delivery of the ADSs to be sold by the Selling Shareholders pursuant to the terms of the Purchase Agreement will pass title to such ADSs free and clear of all liens, encumbrances, equities and claims, to each of the several Underwriters who have purchased such ADSs in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

                  (v) Under the laws of the State of New York relating to submission to jurisdiction and pursuant to the Purchase Agreement, each of the Selling Shareholders has legally, validly, effectively and irrevocably submitted to the personal jurisdiction of any federal or state court in the State of New York, County of New York in any suit or proceeding based on or arising under the Purchase Agreement and has validly and effectively waived any objection to the venue of a proceeding in any such court as provided in Section 15 of the Purchase Agreement; and each of the Selling Shareholders has the power to designate, appoint and empower and pursuant to the Purchase Agreement has validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under the Purchase Agreement or the Brazilian Purchase Agreement in any federal or state court in the State of New York, County of New York as provided in Section 15 of the Purchase Agreement.

                  (vi) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which any of the Selling Shareholders or any of its subsidiaries is a party, or to which the property of any of the Selling Shareholders or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, of or in the United States, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement and the Brazilian Purchase Agreement or the performance by any of the Selling Shareholders of its obligations thereunder.

                  Nothing has come to our attention that would lead us to believe that the Selling Shareholder Information contained in the Registration Statement or the ADR Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       Exhibit E



                     FORM OF OPINION OF DEPOSITARY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(f)



                  (i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary and is enforceable against the Depositary in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

                  (xxiii) Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Common Stock in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States.

[FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER SHAREHOLDERS PURSUANT TO
SECTION 5(U)]

                                                                       Exhibit F

                                    --, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
ABN AMRO ROTHSCHILD LLC
  as Representatives of the several Underwriters

North Tower
World Financial Center
New York, New York  10281-1209

     Re:  Proposed Public Offering by Companhia Vale Do Rio Doce

Dear Ladies and Gentlemen:

                  The undersigned, a stockholder of Companhia Vale Do Rio Doce, a Brazilian corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and ABN AMRO Rothschild LLC ("Rothschild") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the Selling Shareholders named therein, providing for the public offering of American Depositary Shares (the "ADSs"), representing the Company's Common Shares, no par value (the "Common Shares").

                  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 120 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch and Rothschild in their capacities as Global Coordinators of an offering of the Company's Common Shares, directly or indirectly (i) offer, pledge, sell, contract to sell any ADSs or Common Shares, (ii) sell any option or contract to purchase any ADSs or Common Shares, (iii) purchase any option or contract to sell any ADSs or Common Shares, (iv) grant any option, right or warrant for the sale of any ADSs or Common Shares, (v) lend or otherwise dispose of or transfer any ADSs or Common Shares, (vi) file any registration statement under the 1933 Act with respect to any of the foregoing, or (vii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any ADSs or Common Shares represented thereby, whether any such swap or transaction is to be settled by delivery of ADSs or Common Shares represented thereby, or such other securities, in cash or otherwise. The foregoing provisions (A) apply to
(x) Common Shares and securities convertible into or exchangeable or exercisable for or repayable with Common Shares and (y) Common Shares and preferred shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition (B) shall not apply to (x) the Securities to be sold hereunder or under the Brazilian Purchase Agreement or (y) those preferred shares of the Company held by BNDESPAR, a wholly owned subsidiary of BNDES, which may be contributed to an investment fund intended to track the Sao Paulo Stock Exchange Index. The Global Coordinators may, in their sole discretion, release all or any portion of the ADSs or Common Shares subject to the foregoing restriction prior to the expiration of the 120-day term.

                                   Very truly yours,



                                   Signature:
                                              ----------------------------------

                                   Print Name:
                                                --------------------------------

                                   Annex A - 1

                                                                         Annex A

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(k)